UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

DCI USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 Norman Avenue
Brooklyn, New York 11222

(Address of principal executive offices)

718-383-4999

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

On September 9, 2008 the Board of Directors of DCI USA, Inc. (the “Registrant”) appointed Adam T. Ofek and Eva Modelli to serve as directors of the Registrant. In addition, Mr. Ofek was appointed to serve as the Executive Vice Chairman of the Registrant’s Board of Directors and the Chairman of the Registrant’s newly formed Operating Committee.

Mr. Ofek has been serving as the Registrant’s Secretary since January 10, 2008. Mr. Ofek served as a director of the Registrant and its President, Chief Financial Officer and Treasurer from November 9, 2004 to March 11, 2005 and again as a director of the Registrant from June 21, 2007 to December 5, 2007. Ms. Modelli is married to Mr. Ofer Arbib, who has served as the Chairman of the Registrant’s Board of Directors since November 24, 2007 and as its Chief Executive Officer and President since January 22, 2008.

Mr. Ofek has served as a director of Nova Star Fund Management since February 2007, as Senior Vice President of Sovereign Assets Ltd. since December 2006, and as the Chief Executive Officer of SE Brickell Holding Ltd., a merchant banking boutique firm, since November 1996. From January 2004 to February 2005, Mr. Ofek served as Senior Managing Partner at Apros & Chay MB, Ltd., an Israeli private merchant bank. From February 2004 to November 2004, Mr. Ofek served as President, Chief Financial Officer and a director of Technoprises Ltd., an Israeli company which filed bankruptcy under Israeli law. From November 1999 to November 2003, Mr. Ofek served as the Chief Executive Officer of MBI Partners, an investment banking boutique firm.

Ms. Modelli served as the sole director of Argo RE S.r.l., an Italian real estate development company, from 2004 to 2007, and since 2006 she has served as the sole director of J&D Properties S.r.l., an Italian real estate holding company.

There is no arrangement or understanding between Mr. Ofek or Ms. Modelli and any other person pursuant to which either was selected as a director of the Registrant.

Neither Mr. Ofek nor Ms. Modelli has any direct or indirect material interest in any currently proposed transaction, or in any transaction since the beginning of the Registrant’s last fiscal year, in which the Registrant was or is to be a participant and the amount involved exceeds $ 120,000.

2

Authorization and Issuance of Warrants

On September 9, 2008, the Registrant’s Board of Directors authorized the issuance from time to time of warrants to purchase up to 10% of the total number of outstanding shares of the Registrant’s common stock. The number of authorized warrants will increase automatically following any increase in the number of outstanding shares of the Registrant’s common stock. The warrants will have an exercise price per share of $0.075 and a term of one year. The Registrant’s Board of Directors also approved the following warrant issuances: 200,000 warrants to Ofer Arbib, the Chairman of the Registrant’s Board of Directors and its Chief Executive Officer and President; 1,200,000 warrants to Reuven Narboni, a director of the Registrant; 400,000 warrants to Seth Yakatan, a director of the Registrant; 200,000 warrants to Sam Sasson, a director of the Registrant; 200,000 warrants to Eva Modelli, a director of the Registrant; 200,000 warrants to Adam Ofek, a director of the Registrant and its Secretary; and 200,000 warrants to Jonathan Rigbi, the Registrant’s Chief Financial Officer.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCI USA, INC.

	By:	/s/ Jonathan Rigbi
	Name: Title:	Jonathan Rigbi Chief Financial Office

Date: September 12, 2008